Exhibit 10.1

April 23, 2024

Spyre Therapeutics, Inc.

221 Crescent St., Building 23, Unit 105

Waltham, MA 02453

Attention: Scott Burrows

Re: 3(a)(9) Exchange Agreement

Ladies and Gentlemen:

This letter agreement (the “Agreement”) confirms the agreement of Spyre Therapeutics, Inc. (the “Company”), and the holder of the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) listed on Schedule I attached hereto (the “Stockholder”), pursuant to which the Stockholder has agreed to exchange 90,992 shares (the “Preferred Shares”) of Series A Preferred Stock, beneficially owned or owned of record, as applicable, by the Stockholder, in consideration for a total of 3,639,680 shares (the “Common Shares”) of Common Stock, par value $0.0001 per share, of the Company.

In consideration of the foregoing, the Company and the Stockholder agree as follows:

(1) No later than the close of business on the second business day after the date hereof (the “Closing Date”) and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholder shall exchange the Preferred Shares for the Common Shares (the “Exchange”) in the amounts listed on Schedule I. The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On the Closing Date:

(a) the Company shall deliver to the Stockholder a certified copy of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock and a certified copy of the amended and restated certificate of incorporation (the “Company Deliverables”);

(b) the Company and the Stockholder shall jointly and irrevocably instruct the Company’s transfer agent (the “Transfer Agent”) to cancel the direct registration book-entry statements from the Transfer Agent evidencing the Preferred Shares (the “Cancellation Instructions”); and

(c) following cancellation of the direct registration book-entry statements evidencing the Preferred Shares by the Transfer Agent, the Company shall irrevocably instruct the Transfer Agent, in substantially the form of Exhibit B (the “Issuance Instructions” and, together with the Cancellation Instructions, the “Irrevocable Transfer Agent Instructions”), to issue and deliver to the Stockholder the Common Shares in book-entry form, in the amount and in the name set forth on Schedule I.

(2) The Company represents and warrants to the Stockholder as follows:

(a) Neither the Company, nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder) for soliciting the Exchange.

(b) Assuming the representations and warranties of the Stockholder contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(c) Each of the Company and its material subsidiaries (the “Subsidiaries”), is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as proposed to be conducted as described in the

Company’s most recently filed Annual Report on Form 10-K, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used, if any, and (iii) to perform its obligations under all contracts by which it is bound. All of the Subsidiaries are wholly owned by the Company. Each of the Company and the Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of its business or the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not have or reasonably be expected to have a material adverse effect.

(d) The Company has the requisite corporate power and authority to enter into this Agreement and the Irrevocable Transfer Agent Instructions (the “Transaction Documents”) and to perform its obligations under and consummate the transactions contemplated hereby or thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, sale, issuance and delivery of the Common Shares. Each of the Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e) The execution, delivery and performance by the Company of the Transaction Documents and the issuance, sale and delivery of the securities to be sold by the Company under the Transaction Documents (including the issuance of the Common Shares), the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Common Shares) do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws, or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The Nasdaq Stock Market LLC (the “Nasdaq”)), governmental agency, arbitration panel or authority applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(f) Except for any Current Report on Form 8-K to be filed by the Company in connection with the transaction contemplated hereby and any required filing with Nasdaq, neither the Company nor any of its Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Stockholder in Section 3, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including Nasdaq), or other governmental body is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Common Shares to be sold pursuant to the Transaction Documents other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Common Shares (other than filings that have been made, or will be made, pursuant to the rules and regulations of Nasdaq). The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 2(f).

(g) The issuance of the Common Shares has been duly authorized, and the Common Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of any encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws).

(h) Assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Stockholder herein, when issued, the Common Shares will be exempt from the registration requirements of the Securities Act pursuant to 3(a)(9) of the Securities Act.

(i) As of the execution of this Agreement, other than with respect to the transactions contemplated hereby, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time, by the Company but which has not been so publicly announced or disclosed.

(3) The Stockholder, as to itself only, represents and warrants to the Company as follows:

(a) It has the requisite power and authority to enter into this Agreement and consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Stockholder. The Stockholder has taken all necessary action required for the due authorization, execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby and thereby.

(b) It is the beneficial and record owner of the Preferred Shares.

(c) It has valid and marketable title to, the Preferred Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Preferred Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Preferred Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement (other than this Agreement), understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Preferred Shares to any person, (ii) restricting its right to surrender and exchange such Preferred Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Preferred Shares.

(d) Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange, and the Stockholder has received no additional consideration for the Preferred Shares other than the Common Shares.

(e) The Stockholder acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Agreement and the Company’s filings with the Commission. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Stockholder.

(f) There is no claim, action, suit, audit, assessment, arbitration or inquiry, or any proceeding or, to the Stockholder’s knowledge, investigation, by or before any governmental authority pending, or to the Stockholder’s knowledge, currently threatened against the Stockholder that challenges the consummation by the Stockholder of this Agreement or the transactions contemplated hereby or would, individually or in the aggregate, otherwise reasonably be expected to have a material adverse effect on the ability of the Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g) The Stockholder understands and accepts that the Common Shares to be acquired in the Exchange involve risks. The Stockholder has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange.

(4) The Company and the Stockholder further agree as follows:

(a) Notwithstanding any other provision of this Section 4, the Stockholder covenants that the Common Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Common Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144, or (iv) in connection with a bona fide pledge as contemplated in Section 4(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Common Shares under the Securities Act and, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Stockholder under this Agreement with respect to such transferred Common Shares.

(b) Book-entry statements evidencing the Common Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. OTHER THAN FOR A TRANSFER PURSUANT TO RULE 144, THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that a Stockholder may from time to time pledge, and/or grant a security interest in, some or all of the legended Common Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Stockholder transferee of the pledge. No notice shall be required of such pledge, but Stockholder’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Stockholder acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Common Shares or for any agreement, understanding or arrangement between the Stockholder and its pledgee or secured party. At the appropriate Stockholder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Common Shares may reasonably request in connection with a pledge or transfer of the Common Shares, as applicable, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. The Stockholder acknowledges and agrees that, except as otherwise provided in Section 4(c), any Common Shares subject to a pledge or security interest as contemplated by this Section 4(b) shall continue to bear the legend set forth in this Section 4(b) and be subject to the restrictions on transfer set forth in Section 4(a).

(c) Once a registration statement covering the resale of the Common Shares is declared effective, the Company shall remove, and cause its Transfer Agent to remove, all restrictive legends, including the legend set forth in Section 4(b) above, and the Company shall, upon request of the Stockholder or the Transfer Agent, provide a blanket opinion of counsel permitting such removal. Further, the Company shall remove all restrictive legends, including the legend set forth in Section 4(b) above, (i) following any sale of such Common Shares pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (ii) if such Common Shares are eligible for resale under Rule 144(b)(1) or any successor provision. Without limiting the foregoing, either (1) within two (2) business days of the request of the Stockholder, subject to receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws or (2) as contemplated by the Issuance Instructions, the Company shall promptly cause the legend to be removed from any book-entry statements for any Common Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to the Stockholder new book-entry statements representing the Common Shares that are free from all restrictive and other legends or, at the request of the Stockholder, via DWAC transfer to the Stockholder’s account.

(5) [Reserved].

(6) [Reserved].

(7) The obligation of the Stockholder to consummate the transactions contemplated hereby is subject to delivery, on or prior to the Closing Date, by the Company of the Company Deliverables.

(8) This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the internal laws of the State of New York.

(9) In the event that any part of this agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. In such an event, the Stockholder and the Company shall endeavor in good faith negotiations to modify this Agreement so as to affect the original intent of the parties as closely as possible.

(10) No provision of this Agreement may be amended or modified except upon the written consent of the Company and the Stockholder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of such waiver is sought.

(11) All the covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and assigns, whether so expressed or not. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto. The Stockholder may not assign this Agreement or its rights hereunder without the Company’s prior written consent.

(12) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(13) [Reserved].

(14) This Agreement represents the entire agreement and understanding among the parties regarding the terms and conditions of the Exchange and supersedes all prior agreements.

[Signature Page Follows]

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Stockholder:

FAIRMOUNT HEALTHCARE FUND II L.P. By: Fairmount Healthcare Fund II GP LLC

By: /s/ Tomas Kiselak
Name: Tomas Kiselak
Title: Managing Member

Acknowledged and agreed to:

SPYRE THERAPEUTICS, INC.

By: /s/ Scott Burrows
Name: Scott Burrows
Title: Chief Financial Officer

SCHEDULE I

Stockholder	Preferred Shares to be Exchanged	Common Shares to be Received
Fairmount Healthcare Fund II L.P.	90,992	3,639,680